FOR IMMEDIATE RELEASE

CONTACT
Leonard Osser, Chairman and CEO
MILESTONE SCIENTIFIC INC.
(973) 535-2717; (973) 535-2829 (Fax)
Web site: www.milesci.com

                            MILESTONE SCIENTIFIC INC.
                    RECEIVES NOTICE OF FAILURE TO COMPLY WITH
           CONTINUED LISTING STANDARDS OF THE AMERICAN STOCK EXCHANGE

                     STUART WILDHORN RESIGNS AS PRESIDENT OF
                            MILESTONE SCIENTIFIC INC.

LIVINGSTON, NEW JERSEY, JUNE 16, 2006 -- MILESTONE SCIENTIFIC INC. (AMEX: MSS),
which develops, manufactures, and markets 'intelligent' computer controlled injection systems for medical and dental markets, today received notice from the staff of the American Stock Exchange that it no longer complies with the
Exchange's continued listing standards requiring shareholder equity of at least
$6,000,000, as a result of the losses in its five most recent years, and that its securities are therefore subject to delisting from the Exchange. The Company will appeal this determination and request a hearing before a Listing
Qualification Panel. There can be no assurance that the Company's request for continued listing will be granted.

The Company also today announced that Stuart Wildhorn has resigned his position as President of the Company effective June 30, 2006. Mr. Wildhorn and his family have decided to return to Colorado, where he will be taking an executive position with a medical products manufacturing company.

"We greatly appreciate the contributions that Stu has made to Milestone
Scientific over the past five years," noted Leonard Osser, Chairman and Chief
Executive Officer of the Company. "He has greatly improved the operating performance of our Dental Division, in particular, and we wish him well in his future endeavors."

The Company does not intend to hire another executive to fill the position held by Mr. Wildhorn at the present time. Mr. Wildhorn's duties as President will be transferred to Tom Ronca, who joined Milestone Scientific Inc. as Chief
Operating Officer in May 2005.

ABOUT MILESTONE SCIENTIFIC, INC.

MILESTONE SCIENTIFIC INC. is the developer, manufacturer and marketer of
CompuMed(R) and CompuDent(R) computer controlled injection systems. These systems comprise a microprocessor controlled drive unit as well as The Wand(R)
handpiece, a single patient

use product that is held in a pen-like manner for injections. The Company also sells the SafetyWand(R), which incorporates engineered sharps injury protection features to aid in the prevention of accidental needlesticks. Milestone has also developed proprietary consumer (Ionic White(TM)) and professional (CoolBlue(TM))
teeth whitening systems that were introduced to the market in 2005.

In 2001, Milestone Scientific received broad United States patent protection on an enabling technology for computer controlled, pressure sensitive infusion, perfusion, suffusion and aspiration, which provides real time displays of pressures, fluid densities and flow rates, that advances the delivery and removal of a wide array of fluids. Development of this CompuFlo technology is currently underway.

The Company is headquartered in Livingston, New Jersey, and its common stock trades on the American Stock Exchange under the symbol "MSS".

This press release contains forward-looking statements regarding the timing and financial impact of the Milestone's ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange
Commission, including without limitation, Milestone's Annual Report on Form
10-KSB for the year ended December 31, 2005. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

                   For additional information, please contact:
                      Leonard Osser, CEO, at (973) 535-2717